Exhibit 99.1

FOR IMMEDIATE RELEASE
Harmonic Announces First Quarter 2020 Results
Cable Access Segment Revenue up 85.6% year over year
SaaS and Service Revenue up 10.5% year over year

SAN JOSE, California, April 27, 2020 - Harmonic Inc. (NASDAQ: HLIT) today announced its unaudited results for the first quarter of 2020.
“While Harmonic’s financial results were impacted by Covid-19, we delivered on several key business initiatives,” said Patrick Harshman, president and chief executive officer of Harmonic. “Cable Access segment revenue grew over 85% and recurring SaaS and Service revenue grew over 10% in the past year. The future impacts of the pandemic are difficult to forecast but we are well positioned for the long term, as the broadband cable access and video streaming services we enable remain vital and our core technology position remains strong. We continue to operate effectively with near-term focus on ensuring the wellbeing of our employees and support of our customers.”
Q1 Financial and Business Highlights

Financial

•	Revenue: $78.4 million, down 2.1% year over year.

•	SaaS and service revenue: $30.7 million, up 10.5% year over year.

•	Gross margin: GAAP 46.8% and non-GAAP 48.9%, compared to GAAP 52.2% and non-GAAP 54.5% in the year ago period.

•	Cable Access segment revenue: $24.0 million, up 85.6% year over year.

•	Video segment gross margin: 51.3%, compared to 57.5% in the year ago period.

•	Operating loss: GAAP loss $18.0 million and non-GAAP loss $9.5 million, compared to GAAP loss $8.4 million and non-GAAP loss $3.8 million in the year ago period.

•	EPS: GAAP net loss per share 23 cents and non-GAAP net loss per share 10 cents, compared to GAAP net loss per share 13 cents and non-GAAP net loss per share 5 cents in the year ago period.

•	Cash: $71.7 million, up $1.8 million year over year.

Business

•	CableOS solution commercially deployed with 27 customers, up over 17% quarter over quarter.

•	CableOS deployments scaled to over 1.3 million served cable modems, up 30% quarter over quarter and 94% year over year.

•	Video SaaS customer base increased from 48 to 57 customers, up 19% quarter over quarter and 128% year over year.

•	Over 7,300 cloud channels deployed globally, up 56% quarter over quarter and 155% year over year.

Select Financial Information

	GAAP			Non-GAAP
Key Financial Results	Q1 2020	Q4 2019	Q1 2019	Q1 2020	Q4 2019	Q1 2019
	(in millions, except per share data)
Net revenue	$78.4	$122.2	$80.1	$78.4	$122.2	$80.1
Net income (loss)	$(22.0)	$5.6	$(11.3)	$(9.8)	$12.1	$(4.8)
Diluted EPS	$(0.23)	$0.06	$(0.13)	$(0.10)	$0.12	$(0.05)

Other Financial Information				Q1 2020	Q4 2019	Q1 2019
				(in millions)
Adjusted EBITDA				$(7.0)	$17.6	$(1.3)
Bookings for the quarter				$76.3	$140.1	$81.0
Backlog and deferred revenue as of quarter end				$207.9	$210.2	$187.2
Cash and cash equivalents as of quarter end				$71.7	$93.1	$69.9
Explanations regarding our use of non-GAAP financial measures and related definitions, and reconciliations of our GAAP and non-GAAP measures, are provided in the sections below entitled “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations”.
Financial Guidance
Financial guidance for the second quarter of 2020 is set out in the tables below. Due to the economic uncertainties arising from the Covid-19 crisis, Harmonic is withdrawing its previously issued full-year 2020 guidance. The company will reassess this position based on the clarity of macroeconomic recovery at the end of the second quarter.

GAAP Financial Guidance	Q2 2020
	Low	High
(in millions, except percentages and per share data)
Net Revenue	$62.0	$77.0
Video	$42.0	$50.0
Cable Access	$20.0	$27.0
Gross Margin %	46.0%	47.0%
Operating Expenses	$49.5	$51.5
Operating Loss	$(23.0)	$(13.0)
Tax Expense	$(0.6)	$(0.6)
EPS	$(0.28)	$(0.17)
Shares	96.8	96.8
Cash	$60.0	$70.0

Non-GAAP Financial Guidance	Q2 2020
	Low	High
(in millions, except percentages and per share data)
Net Revenue	$62.0	$77.0
Video	$42.0	$50.0
Cable Access	$20.0	$27.0
Gross Margin %	47.0%	48.0%
Operating Expenses	$45.0	$47.0
Operating Loss	$(18.0)	$(8.0)
Adjusted EBITDA	$(15.5)	$(5.5)
Tax rate	10%	10%
EPS	$(0.18)	$(0.09)
Shares	96.8	96.8
Cash	$60.0	$70.0

See “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations” below.
Conference Call Information
Harmonic will host a conference call to discuss its financial results at 2:00 p.m. Pacific (5:00 p.m. Eastern) on Monday, April 27, 2020. The live webcast will be available on the Harmonic Investor Relations website at http://investor.harmonicinc.com. An audio version of the webcast will be available by calling +1.574.990.1032 or +1.800.240.9147 (passcode 6576215). A replay will be available after 5:00 p.m. PT on the same web site or by calling +1.404.537.3406 or +1.855.859.2056 (passcode 6576215).
About Harmonic Inc.
Harmonic (NASDAQ: HLIT), the worldwide leader in video delivery technology and services, enables media companies and service providers to deliver ultra-high-quality broadcast and OTT video services to consumers globally. The Company has also revolutionized cable access networking via the industry’s first virtualized cable access solution, enabling cable operators to more flexibly deploy gigabit internet service to consumers’ homes and mobile devices. Whether simplifying OTT video delivery via innovative cloud and software-as-a-service (SaaS) technologies, or powering the delivery of gigabit internet cable services, Harmonic is changing the way media companies and service providers monetize live and VOD content on every screen. More information is available at www.harmonicinc.com.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to our expectations regarding: GAAP net revenue, GAAP gross margins, GAAP operating expenses, GAAP operating income (loss), GAAP tax expense, GAAP EPS, non-GAAP revenue, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income (loss), Adjusted EBITDA, non-GAAP tax rate and non-GAAP EPS and cash. Our expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, in no particular order, the following: the market and technology trends underlying our Video and Cable Access businesses will not continue to develop in their current direction or pace; the possibility that our products will not generate sales that are commensurate with our expectations or that our cost of revenue or operating expenses may exceed our expectations; the potential impact of the Covid-19 pandemic on our operations or the operations of our supply chain or our customers; the impact of general economic conditions on our sales and operations; the mix of products and services sold in various geographies and the effect it has on gross margins; delays or decreases in capital spending in the cable, satellite, telco, broadcast and media industries; customer concentration and consolidation; our ability to develop new and enhanced products in a timely manner and market acceptance of our new or existing products; losses of one or more key customers; risks associated with our international operations; exchange rate fluctuations of the currencies in which we conduct business; risks associated with our CableOS® and VOS® product solutions; dependence on market acceptance of various types of broadband services, on the adoption of new broadband technologies and on broadband industry trends; inventory management; the lack of timely availability of parts or raw materials necessary to produce our products; the impact of increases in the prices of raw materials and oil; the effect of competition, on both revenue and gross margins; difficulties associated with rapid technological changes in our markets; risks associated with unpredictable sales cycles; our dependence on contract manufacturers and sole or limited source suppliers; and the effect on our business of natural disasters. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic's filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended December 31, 2019, our most recent Quarterly Report on Form 10-Q and our Current Reports on Form 8-K. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.

Use of Non-GAAP Financial Measures
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business, establish operating budgets, set internal measurement targets and make operating decisions.
These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Harmonic's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Harmonic's results of operations in conjunction with the corresponding GAAP measures.
The Company believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.
The non-GAAP measures presented here are: revenue, segment revenue, gross profit, operating expenses, income (loss) from operations, non-operating expenses and net income (loss) (including those amounts as a percentage of revenue), Adjusted EBITDA and net income (loss) per diluted share. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP, and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of the historical non-GAAP financial measures discussed in this press release to the most directly comparable historical GAAP financial measures is included with the financial statements provided with this press release. The non-GAAP adjustments described below have historically been excluded from our GAAP financial measures.
Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:
Cable Access inventory charge - Harmonic from time to time incurs inventory impairment charges associated with material business shifts, such as the repositioning of our Cable Access segment. We exclude these items, because we do not believe they are reflective of our ongoing long-term business and operating results.
Stock-based compensation - Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We believe that management is limited in its ability to project the impact stock-based compensation would have on our operating results. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.
Amortization of intangibles - A portion of the purchase price of our acquisitions is generally allocated to intangible assets, and is subject to amortization. However, Harmonic does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and is unique to each acquisition. Therefore, we believe that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.
Restructuring and related charges - Harmonic from time to time incurs restructuring charges which primarily consist of employee severance, one-time termination benefits related to the reduction of its workforce, lease exit costs, and other costs. These charges are associated with material business shifts. We exclude these items because we do not believe they are reflective of our ongoing long-term business and operating results.

Non-cash interest expense and other expenses related to convertible notes - We record the accretion of the debt discount related to the equity component and amortization of issuance costs as non-cash interest expense. We believe that excluding these costs provides meaningful supplemental information regarding operational performance and liquidity, along with enhancing investors’ ability to view the Company’s results from management’s perspective. In addition, we believe excluding these costs from the non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer company operating results.
Accounting impact related to warrant amortization - We issued a warrant to a customer, Comcast Corporation, in September 2016 pursuant to which Comcast may purchase up to 7.8 million shares of Harmonic common stock. In July 2019, in connection with Comcast's election of enterprise license pricing for the Company's CableOS software, all warrant shares were fully vested as of July 1, 2019. As a result of Comcast's election of enterprise license pricing, we no longer excluded the effect of warrant amortization in our non-GAAP financial measures beginning with the third quarter of fiscal 2019.

Discrete tax items and tax effect of non-GAAP adjustments - The income tax effect of non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into non-GAAP financial measures in order to provide a more meaningful measure of non-GAAP net income.

CONTACTS:

Sanjay Kalra	Michael Smiley
Chief Financial Officer	Investor Relations
Harmonic Inc.	Harmonic Inc.
+1.408.490.6031	+1.408.490.6176

Harmonic Inc.
Preliminary Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except per share data)

	March 27, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$71,712	$93,058
Accounts receivable, net	93,058	88,500
Inventories, net	34,854	29,042
Prepaid expenses and other current assets	32,001	40,762
Total current assets	231,625	251,362
Property and equipment, net	37,091	22,928
Operating lease right-of-use assets	26,281	27,491
Goodwill	238,614	239,780
Intangibles, net	2,789	4,461
Other long-term assets	39,875	41,305
Total assets	$576,275	$587,327

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Other debts and finance lease obligations, current	$6,343	$6,713
Accounts payable	45,159	40,933
Income taxes payable	419	1,226
Deferred revenue	48,719	37,117
Accrued and other current liabilities	52,080	62,535
Convertible notes, short-term	44,008	43,375
Total current liabilities	196,728	191,899
Convertible notes, long-term	89,832	88,629
Other debts and finance lease obligations, long-term	10,048	10,511
Income taxes payable, long-term	180	178
Other non-current liabilities	41,388	41,254
Total liabilities	$338,176	$332,471

Convertible notes	1,777	2,410
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 96,566 and 91,875 shares issued and outstanding at March 27, 2020 and December 31, 2019, respectively	97	92
Additional paid-in capital	2,336,459	2,327,359
Accumulated deficit	(2,093,894)	(2,071,940)
Accumulated other comprehensive loss	(6,340)	(3,065)
Total stockholders’ equity	236,322	252,446
Total liabilities and stockholders’ equity	$576,275	$587,327

Harmonic Inc.
Preliminary Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three months ended
	March 27, 2020	March 29, 2019
Revenue:
Appliance and integration	$47,752	$52,365
SaaS and service	30,665	27,741
Total net revenue	78,417	80,106
Cost of revenue:
Appliance and integration	26,287	27,054
SaaS and service	15,392	11,203
Total cost of revenue	41,679	38,257
Total gross profit	36,738	41,849
Operating expenses:
Research and development	22,123	21,401
Selling, general and administrative	31,218	28,011
Amortization of intangibles	770	788
Restructuring and related charges	676	57
Total operating expenses	54,787	50,257
Loss from operations	(18,049)	(8,408)
Interest expense, net	(2,903)	(2,906)
Other expense, net	(273)	(311)
Loss before income taxes	(21,225)	(11,625)
Provision for (benefit from) income taxes	729	(319)
Net loss	$(21,954)	$(11,306)
Net loss per share:
Basic and diluted	$(0.23)	$(0.13)
Shares used in per share calculations:
Basic and diluted	95,575	88,165

Harmonic Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three months ended
	March 27, 2020	March 29, 2019
Cash flows from operating activities:
Net loss	$(21,954)	$(11,306)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of intangibles	1,655	2,083
Depreciation	2,843	2,846
Stock-based compensation	6,259	2,113
Amortization of discount on convertible debt	1,835	1,605
Amortization of non-cash warrant	434	25
Restructuring, asset impairment and loss on retirement of fixed assets	8	103
Foreign currency adjustments	(2,066)	(638)
Deferred income taxes, net	653	(538)
Provision for doubtful accounts, returns and discounts	331	417
Provision for excess and obsolete inventories	234	254
Other non-cash adjustments, net	113	287
Changes in operating assets and liabilities:
Accounts receivable	(5,068)	22,351
Inventories	(6,281)	(4,157)
Prepaid expenses and other assets	10,579	1,417
Accounts payable	(242)	(8,177)
Deferred revenues	12,477	4,750
Income taxes payable	(768)	(192)
Accrued and other liabilities	(12,083)	(9,027)
Net cash provided by (used in ) operating activities	(11,041)	4,216
Cash flows from investing activities:
Purchases of property and equipment	(11,224)	(1,674)
Net cash used in investing activities	(11,224)	(1,674)
Cash flows from financing activities:
Payment of convertible debt issuance costs	(35)	—
Proceeds from other debts and finance leases	—	160
Repayment of other debts and finance leases	(406)	(97)
Proceeds from common stock issued to employees	3,000	2,012
Payment of tax withholding obligations related to net share settlements of restricted stock units	(829)	(657)
Net cash provided by financing activities	1,730	1,418
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(811)	(33)
Net increase (decrease) in cash, cash equivalents and restricted cash	(21,346)	3,927
Cash, cash equivalents and restricted cash, beginning of the year	93,058	65,989
Cash, cash equivalents and restricted cash, end of the year	$71,712	$69,916

Harmonic Inc.
Preliminary Revenue Information
(Unaudited, in thousands, except percentages)

	Three months ended
	March 27, 2020				December 31, 2019				March 29, 2019
	GAAP	Adjustment(1)	Non-GAAP		GAAP	Adjustment(1)	Non-GAAP		GAAP	Adjustment(1)	Non-GAAP
Geography
Americas	$37,650	$—	$37,650	48%	$68,869	$—	$68,869	56%	$34,188	$25	$34,213	43%
EMEA	27,816	—	27,816	35%	39,874	—	39,874	33%	28,078	—	28,078	35%
APAC	12,951	—	12,951	17%	13,435	—	13,435	11%	17,840	—	17,840	22%
Total	$78,417	$—	$78,417	100%	$122,178	$—	$122,178	100%	$80,106	$25	$80,131	100%

Market
Service Provider	$43,759	$—	$43,759	56%	$83,976	$—	$83,976	69%	$44,212	$25	$44,237	55%
Broadcast and Media	34,658	—	34,658	44%	38,202	—	38,202	31%	35,894	—	35,894	45%
Total	$78,417	$—	$78,417	100%	$122,178	$—	$122,178	100%	$80,106	$25	$80,131	100%

(1) See “Use of Non-GAAP Financial Measures” above and “GAAP to Non-GAAP Reconciliations” below.

Harmonic Inc.
Preliminary Segment Information
(Unaudited, in thousands, except percentages)

	Three months ended March 27, 2020
	Video	Cable Access	Total Segment Measures (non-GAAP)	Adjustments (1)		Consolidated GAAP Measures
Net revenue	$54,372	$24,045	$78,417	$—		$78,417
Gross profit	27,907	10,414	38,321	(1,583)		36,738
Gross margin%	51.3%	43.3%	48.9%			46.8%
Operating loss	(6,267)	(3,265)	(9,532)	(8,517)		(18,049)
Operating margin%	(11.5)%	(13.6)%	(12.2)%			(23.0)%
	Three months ended December 31, 2019
	Video	Cable Access	Total Segment Measures (non-GAAP)	Adjustments (1)		Consolidated GAAP Measures
Net revenue	$79,172	$43,006	$122,178	$—		$122,178
Gross profit	47,463	16,492	63,955	(2,260)		61,695
Gross margin%	60.0%	38.3%	52.3%			50.5%
Operating income	11,105	3,649	14,754	(8,048)		6,706
Operating margin%	14.0%	8.5%	12.1%			5.5%
	Three months ended March 29, 2019
	Video	Cable Access	Total Segment Measures (non-GAAP)	Adjustments (1)		Consolidated GAAP Measures
Net revenue	$67,176	$12,955	$80,131	$(25)	*	$80,106
Gross profit	38,602	5,093	43,695	(1,846)		41,849
Gross margin%	57.5%	39.3%	54.5%			52.2%
Operating income (loss)	1,968	(5,797)	(3,829)	(4,579)		(8,408)
Operating margin%	2.9%	(44.7)%	(4.8)%			(10.5)%

(1) See “Use of Non-GAAP Financial Measures” above and “GAAP to Non-GAAP Reconciliations” below.
* This non-GAAP adjustment is for warrant amortization and relate to our Cable Access segment. After applying this adjustment to the non-GAAP revenue for the Cable Access segment, our GAAP revenue for the Cable Access segment for the three months ended March 29, 2019 was $12,930.

Harmonic Inc.
GAAP to Non-GAAP Reconciliations (Unaudited)
(in thousands, except percentages and per share data)

	Three months ended March 27, 2020
	Revenue	Gross Profit	Total Operating Expense	Loss from Operations	Total Non-operating expense, net	Net Loss
GAAP	$78,417	$36,738	$54,787	$(18,049)	$(3,176)	$(21,954)
Stock-based compensation	—	771	(5,488)	6,259	—	6,259
Amortization of intangibles	—	885	(770)	1,655	—	1,655
Restructuring and related charges	—	(73)	(676)	603	—	603
Non-cash interest and other expenses related to convertible notes	—	—	—	—	1,835	1,835
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	1,816
Total adjustments	—	1,583	(6,934)	8,517	1,835	12,168
Non-GAAP	$78,417	$38,321	$47,853	$(9,532)	$(1,341)	$(9,786)
As a % of revenue (GAAP)		46.8%	69.9%	(23.0)%	(4.1)%	(28.0)%
As a % of revenue (Non-GAAP)		48.9%	61.0%	(12.2)%	(1.7)%	(12.5)%
Diluted net income per share:
Diluted net loss per share-GAAP						$(0.23)
Diluted net loss per share-Non-GAAP						$(0.10)
Shares used to compute diluted net income per share:
GAAP and Non-GAAP						95,575

	Three months ended December 31, 2019
	Revenue	Gross Profit	Total Operating Expense	Income from Operations	Total Non-operating expense, net	Net Income
GAAP	$122,178	$61,695	$54,989	$6,706	$(2,789)	$5,570
Stock-based compensation	—	297	(3,059)	3,356	—	3,356
Amortization of intangibles	—	1,295	(782)	2,077	—	2,077
Restructuring and related charges	—	668	(1,947)	2,615	—	2,615
Non-cash interest and other expenses related to convertible notes	—	—	—	—	1,796	1,796
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	(3,303)
Total adjustments	—	2,260	(5,788)	8,048	1,796	6,541
Non-GAAP	$122,178	$63,955	$49,201	$14,754	$(993)	$12,111
As a % of revenue (GAAP)		50.5%	45.0%	5.5%	(2.3)%	4.6%
As a % of revenue (Non-GAAP)		52.3%	40.3%	12.1%	(0.8)%	9.9%
Diluted net income per share:
Diluted net income per share-GAAP						$0.06
Diluted net income per share-Non-GAAP						$0.12
Shares used to compute diluted net income per share:
GAAP and Non-GAAP						97,499

	Three months ended March 29, 2019
	Revenue	Gross Profit	Total Operating Expense	Loss from Operations	Total Non-operating expense, net	Net Loss
GAAP	$80,106	$41,849	$50,257	$(8,408)	$(3,217)	$(11,306)
Accounting impact related to warrant amortization	25	25	—	25	—	25
Stock-based compensation	—	225	(1,888)	2,113	—	2,113
Amortization of intangibles	—	1,295	(788)	2,083	—	2,083
Restructuring and related charges	—	301	(57)	358	—	358
Non-cash interest expenses related to convertible notes	—	—	—	—	1,606	1,606
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	334
Total adjustments	25	1,846	(2,733)	4,579	1,606	6,519
Non-GAAP	$80,131	$43,695	$47,524	$(3,829)	$(1,611)	$(4,787)
As a % of revenue (GAAP)		52.2%	62.7%	(10.5)%	(4.0)%	(14.1)%
As a % of revenue (Non-GAAP)		54.5%	59.3%	(4.8)%	(2.0)%	(6.0)%
Diluted net loss per share:
Diluted net loss per share-GAAP						$(0.13)
Diluted net loss per share-Non-GAAP						$(0.05)
Shares used to compute diluted net income per share:
GAAP and Non-GAAP						88,165

Harmonic Inc.
Preliminary Adjusted EBITDA Reconciliation (Unaudited)
(In thousands)

	Three months ended
	March 27, 2020	December 31, 2019	March 29, 2019
Net income (loss) - GAAP	$(21,954)	$5,570	$(11,306)
Provision for (benefit from) income taxes	729	(1,653)	(319)
Interest expense, net	2,903	2,789	2,906
Depreciation	2,843	2,807	2,846
Amortization of intangibles	1,655	2,077	2,083
EBITDA	(13,824)	11,590	(3,790)

Adjustments
Accounting impact related to warrant amortization	—	—	25
Stock-based compensation	6,259	3,356	2,113
Restructuring and related charges	603	2,615	358
Adjusted EBITDA	$(6,962)	$17,561	$(1,294)

Harmonic Inc.
GAAP to Non-GAAP Reconciliations on Financial Guidance
(In millions, except percentages and per share data)

	Q2 2020 Financial Guidance
	Revenue	Gross Profit	Total Operating Expense	Loss from Operations	Total Non-operating Expense, net	Net Loss
GAAP	$62.0 to $77.0	$28.5 to $36.3	$49.5 to $51.5	$(23.0) to $(13.0)	$(3.2)	$(26.6) to $(16.8)
Stock-based compensation	—	0.2	(3.4)	3.6	—	3.6
Amortization of intangibles	—	0.1	(0.7)	0.8	—	0.8
Restructuring and related charges	—	0.2	(0.2)	0.4	—	0.4
Non-cash interest and other expenses related to convertible notes	—	—	—	—	1.9	1.9
Tax effect of non-GAAP adjustments	—	—	—	—	—	$1.5 to $2.5
Total adjustments	—	0.5	(4.3)	4.8	1.9	$8.2 to $9.2
Non-GAAP	$62.0 to $77.0	$29.0 to $36.8	$45.0 to $47.0	$(18.0) to $(8.0)	$(1.3)	$(17.4) to $(8.6)
As a % of revenue (GAAP)		46.0% to 47.0%	64.0% to 82.7%	(36.8)% to (16.9)%	(4.2)% to (5.2)%	(43.0)% to (21.9)%
As a % of revenue (Non-GAAP)		47.0% to 48.0%	58.4% to 75.8%	(29.0)% to (10.6)%	(1.7)% to (2.1)%	(28.1)% to (11.2)%
Diluted net loss per share:
Diluted net loss per share-GAAP						$(0.28) to $(0.17)
Diluted net loss per share-Non-GAAP						$(0.18) to $(0.09)
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP						96,777

Harmonic Inc.
Adjusted EBITDA Reconciliation on Financial Guidance
(In millions)

Q2 2020 Financial Guidance
Net loss - GAAP	$(26.6) to $(16.8)
Provision for income taxes	0.6
Interest expense, net	2.9
Depreciation	2.9
Amortization of intangibles	0.8
EBITDA	$(19.4) to $(9.6)

Adjustments
Stock-based compensation	3.6
Restructuring and related charges	0.4
Adjusted EBITDA	$(15.5) to $(5.5)